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                                                                       Exhibit 5

                               HALE AND DORR LLP
                              Counsellors at Law
                                60 State Street
                          Boston, Massachusetts 02109

                               November 6, 1997

MapInfo Corporation
One Global View
Troy, New York 12180

Ladies and Gentlemen:

     We have assisted in the preparation of Post-Effective Amendment No. 1 to Registration Statement No. 33-78406 on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 467,962 shares (the "Shares") of Common Stock, $.002 par value per share, of MapInfo Corporation, a Delaware corporation (the "Company"), issuable under the Employee Non-Qualified Stock Option Plan I and the Employee Non-Qualified Stock Option Plan II.

     We have examined the Certificate of Incorporation of the Company, the By-laws of the Company and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance, and the Shares, when issued and paid for in accordance with the terms of the Options at a price per share at least equal to the par value per share for such Shares, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                              Very truly yours,

                              /s/ Hale and Dorr LLP

                              HALE AND DORR LLP